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EXHIBIT 16.1

[SWENSON ADVISORS LETTERHEAD]

December 9, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561


Dear Sirs/Madams:

Swenson Advisors, LLP has read the Form 8-K/A dated December 5, 2008 regarding I/OMagic Corporation and have no comments with respect to that Form 8-K/A.



Yours truly,


/s/ Swenson Advisors, LLP

Swenson Advisors, LLP